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                                   Exhibit 10.57

                                  FIRST AMENDMENT TO
                                 AMENDED AND RESTATED
                                 EMPLOYMENT AGREEMENT


THIS FIRST AMENDMENT ("Amendment") to that Amended and Restated Employment Agreement dated August 28, 1998 ("Agreement") is entered into between SierraWest Bank, a California banking corporation ("SierraWest") and William T. Fike ("Fike") as of January 8, 1999.

NOW THEREFORE, the parties hereto agree as follows:

       1. The Agreement is hereby amended to add a new Section 2.6 as follows:

2.6    SECTION 280G CUTBACK PROVISION.    Notwithstanding any other provision of
this Agreement, if any payment to be made or benefit to be provided to Fike pursuant to this Agreement, after taking into account all other payments or benefits provided by SierraWest to Fike, would constitute a "parachute payment" as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), then the payments to be made or benefits to be provided to Fike shall be reduced so that the Aggregate present value of all parachute payments does not exceed 299% of Fike's "annualized includible compensation for the base period" (as such term is defined in Section 280G(d)(1) of the Code). The determination of any reduction in the payments or benefits to be provided to Fike shall be made by SierraWest and any dispute with respect thereto shall be resolved in accordance with Section 4.7 of this Agreement.

       2. All other terms and conditions of the Agreement shall remain in full force and effect.

       3. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Amendment to be effective as of October 1, 1994.

SIERRAWEST BANK, a California banking corporation

By:    /s/ Jerrold T. Henley       Date:  1/8/99
       ---------------------
       Jerrold T. Henley
       Chairman of the Board

       /s/ William T. Fike         Date:  1/8/99
       -------------------
       William T. Fike


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